Exhibit 3.1

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 For Office Use Only WY Secretary of State FILED: Feb 8 2022 3:17PM Original ID: 2022 - 001078915 Page 1 of 4 Profit Corporation Articles of Incorporation I. The name of the profit corporation is: Medies II. The name and physical address of the registered agent of the profit corporation is: Business Filings Incorporated 1908 Thomes Avenue Cheyenne, WY 82001 - 2527 Signature: Kenneth Tindall Kenneth Tindall Date: 02/08/2022 Prin t Name: Title: Incorporator Email: fulfillment@bizfilings.com Daytime Phone #: (800) 981 - 7183 Number of Common Shares: 90,000,000 Common Par Value: $0.0001 Number of Preferred Shares: 0 Preferred Par Value: $0.0000 The mailing address of the profit corporation is: 4 Fall Park Court LS13 2LP Leeds West Yorkshire United Kingdom IV. The principal office address of the profit corporation is: 4 Fall Park Court LS13 2LP Leeds West Yorkshire United Kingdom V. The number, par value, and class of shares the profit corporation will have the authority to issue are: VI. The name and address of each incorporator is as follows: Kenneth Tindall 4 Fall Park Court Leeds West Yorkshire, LS13 2LPUnited Kingdom III.

Signature: Prin t Name: Title: Email: Daytime Phone #: Kenneth Tindall Kenneth Tindall Incorporator fulfillment@bizfilings.com (800) 981 - 7183 Date: 02/08/2022 I acknowledge having read W.S. 6 - 5 - 308. W.S. 6 - 5 - 308. Penalty for filing false document. (a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly: (i) Falsifies, conceals or covers up by any trick, scheme or device a material fact; (ii) Makes any materially false, fictitious or fraudulent statement or representation; or (iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry. Filer Information: By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation. Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge. I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17 - 16 - 101 through 17 - 16 - 1804) and Registered Offices and Agents Act (W.S. 17 - 28 - 101 through 17 - 28 - 111). I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State. I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing. I have conducted the appropriate name searches to ensure compliance with W.S. 17 - 16 - 401. I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Kenneth Tindall I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17 - 28 - 104(e). Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6 - 5 - 308. Filer is: An Individual An Organization Page 2 of 4

Consent to Appointment by Registered Agent Business Filings Incorporated , whose registered office is located at 1908 Thomes Avenue, Cheyenne, WY 82001 - 2527 , voluntarily consented to serve as the registered agent for Medies and has certified they are in compliance with the requirements of W.S. 17 - 28 - 101 through W.S. 17 - 28 - 111. I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity. Signature: Kenneth Tindall Kenneth Tindall Date: 02/08/2022 Prin t Name: Title: Incorporator Email: fulfillment@bizfilings.com Daytime Phone #: (800) 981 - 7183 Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 Page 3 of 4

STATE OF WYOMING Office of the Secretary of State I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF INCORPORATION Medies I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 8th day of February , 2022 at 3:17 PM. Remainder intentionally left blank. Filed Date: 02/08/2022 Secretary of State Filed Online By: Kenneth Tindall on 02/08/2022 Page 4 of 4